SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2007 (April 18, 2007)

GOLDLEAF FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Tennessee	000-25959	62-1453841

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9020 Overlook Boulevard, Third Floor, Brentwood, Tennessee 37027

(Address of principal executive offices)

615-221-8400

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

          (a)          On April 18, 2007, Goldleaf Financial Solutions, Inc. (“the Company”), acting upon the determination of its audit committee, dismissed its independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”) effective immediately.

During the fiscal years ended December 31, 2005 and 2006, and for the subsequent period through the date hereof, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement in connection with its reports.

The audit reports of Grant Thornton on the consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2005 and 2006 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.  As previously reported in the Company’s annual report on Form 10-K for the period ended December 31, 2006, in connection with the completion of its audit of the Company’s financial statements for the year ended December 31, 2006, Grant Thornton determined, and the Company concurred, that the Company did not have sufficient accounting resources to ensure the appropriate identification and accounting for certain non-routine transactions in a timely manner, and that this constituted a material weakness in the Company’s internal controls.  The Company believes that its rapid growth through acquisitions in 2006, the number of non-routine transactions undertaken in 2006, and the increased complexity of its business contributed to the creation of this material weakness by placing additional burdens on the Company’s accounting resources.  The Company has taken steps that it believes will mitigate the material weakness by hiring an accounting reporting manager that has experience with reporting company accounting matters and disclosure obligations.  The Company is also more formally utilizing Scott Meyerhoff, the Company’s executive vice president who previously served as the chief financial officer for a reporting company, as an additional resource in accounting for non-routine transactions.  The Company believes that this staffing addition and its increased and more formalized utilization of Mr. Meyerhoff will mitigate the material weakness discussed above.  The Company’s audit committee discussed this material weakness with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to the inquiries of the Company’s successor accountants with respect to the material weakness.  Other than this material weakness, during the two most recent fiscal years and any subsequent interim period preceding the dismissal of Grant Thornton there have been no reportable events of the type listed in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Grant Thornton with a copy of this Form 8-K and has requested Grant Thornton to provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein as promptly as possible, and, if not, stating the respects in which it does not agree.

          (b)          On April 19, 2007, the audit committee appointed Ernst & Young LLP (“E&Y”) as the Company’s new independent registered public accounting firm.  During each of the two most recent fiscal years and through the date hereof, the Company did not consult E&Y with respect to either (1) the application of accounting principles to a specified transaction, either completed or proposed, (2) the type of audit opinion that might be rendered on the Company’s financial statements, or (3) any other matters or reportable events as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K, except that E&Y performed audit procedures from January 1, 2005 through March 18, 2005 in connection with E&Y’s audit of the Company’s financial statements as of and for the fiscal year ended December 31, 2004. These audit procedures included consultations with the Company on the application of accounting principles to transactions that might have impacted the Company’s 2004 consolidated financial statements and the type of audit opinion that E&Y expected to issue in connection with E&Y’s audit of the Company’s 2004 consolidated financial statements.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDLEAF FINANCIAL SOLUTIONS, INC.

	By:	/s/ J. Scott Craighead

	Name:	J. Scott Craighead
	Title:	Chief Financial Officer and
Executive Vice President
Date: April 20, 2007